UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2023

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810 Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 903-1351

Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of a routine review of our corporate records we recently determined that, at our 2013 annual meeting of stockholders (the “2013 Annual Meeting”) held on March 21, 2013, among other things our stockholders voted on “Proposal 3” to amend and restate the Company’s articles of incorporation (the “Articles”).  Contrary to our understanding at the time of the 2013 Annual Meeting, that proposal was not sufficiently approved as required under the Nevada Revised Statutes (“NRS”). Our proxy statement filed on January 11, 2013 contains the details regarding Proposal 3.  We believe that none of the proposed changes from Proposal 3 were material.

Subsequent to the 2013 Annual Meeting, we amended our articles of incorporation four (4) times, on August 12, 2013, June 11, 2015, May 13, 2018 and December 6, 2021, and have also filed several certificates of designation relating to our various series of preferred stock, only two of which remain in effect as of the date hereof, as described below (collectively, the “Subsequent Amendments”).

On August 11, 2023, we filed restated articles of incorporation with the Nevada Secretary of State, which present the entire text of our Articles, as amended prior to the 2013 Annual Meeting, and as further amended by the Subsequent Amendments, but disregarding the amendments proposed in Proposal 3 at the 2013 Annual Meeting. Our restated articles of incorporation are contained in Exhibit 3.1 to this Form 8-K.

Item 8.01 Other Events.

On August 11, 2023, we made corrections and amendments to, and a withdrawals of, certificates of designation relating to series of our preferred stock as described below:

Series C Convertible Preferred Stock (“Series C Stock”):

Certificate of Correction

We filed a certificate of correction to correct clerical misstatements and typographical errors in the Certificate of Designation for the Series C Stock. The certificate of correction retroactively corrects prior wording in the Certificate of Designation of the Series C Stock that inaccurately described the ranking of the Series C Stock (as being pari passu with the Company’s common stock as to liquidation or dividends) as well the automatic conversion and voting rights of the Series C Stock. As corrected, the Series C Stock ranks senior to the Company’s common stock in liquidation and dividends. In addition, the certificate of correction of the Series C Stock clarifies a reference to the New York Stock Exchange in the automatic conversion provisions of the Series C Stock to preclude any inference that the NYSE American is included by the term “New York Stock Exchange”, and also corrects an incorrect cross reference that was intended to refer to the beneficial ownership blocker in the Series C Stock as a limit on voting rights thereof. The Series C Stock certificate of correction is filed as Exhibit 3.2 to this Form 8-K.

Amendment and Restatement

In addition, with the approval of the holder of all of our outstanding Series C Stock, after the certificate of correction was filed and became effective, we amended and restated the Certificate of Designation of our Series C Stock (the “Series C A&R Certificate”). The Series C A&R Certificate is filed as Exhibit 3.3 to this Form 8-K. The principal changes effected by the Series C A&R Certificate and related board and stockholder resolutions are as follows:

•

In connection with the amendment and restatement of the Series C A&R Certificate, we effected a reverse split of our outstanding Series C Stock by a factor of 1-for-100. No changes were made to the 5 million total shares of “blank-check” preferred stock authorized in our Articles. Prior to such reverse split, there were 1,785,715 designated and outstanding. To account for the reverse split, but in order to provide the ability to issue “pay in kind” dividends (as described below) in lieu of cash dividends, we designated 30,000 shares of Series C Stock in the Series C A&R Certificate. In order to maintain the economic rights of the Series C Stock, the definition of “Stated Value” was multiplied by 100, to offset the reverse split factor.

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•

The previous cash-dividend rights of the Series C Stock, which accrued and accumulated annually at 8% and would be payable upon either conversion of such stock or if the board declared such dividends, have been amended on a go-forward basis such that in lieu of cash dividends, all dividends will accrue and be payable solely in the form of new shares of Series C Stock, with the number of such shares being equal to the amount of accrued dividends divided by the $70.00 per share stated value of such shares, rounding down any fractional shares.

•	We amended the standard for amending the Series C Stock from 75% to a majority of the Series C Stock.
•

We made conforming changes to enable the issuance of “pay in kind” dividends and made other corrections and clarifications as well as deletions of redundant provisions. We also made certain immaterial changes to conform certain terms to the Series D Stock (as defined below).

Series D Convertible Preferred Stock (“Series D Stock”):

Certificate of Correction

We filed a certificate of correction to correct clerical misstatements and typographical errors in the Certificate of Designation for the Series D Stock. The certificate of correction retroactively corrects prior wording in the Certificate of Designation of the Series D Stock that inaccurately described the ranking of the Series D Stock (was as being senior to the Series C Stock as to liquidation or dividends) as well the voting rights of the Series D Stock. As corrected, the Series D Stock ranks junior to the Series C Stock but senior to the Company’s common stock in liquidation and dividends. In addition, the certificate of correction of the Series D Stock corrects an incorrect cross reference that was intended to refer to the beneficial ownership blocker in the Series D Stock as a limit on voting rights thereof. The Series D Stock certificate of correction is filed as Exhibit 3.4 to this Form 8-K (multiple, substantially identical, certificates of correction were in fact filed to account for the fact that the Series D Stock had been previously amended and restated on two prior occasions, however those additional certificates of correction are not included as an exhibit hereto).

Amendment and Restatement

In addition, with the approval of the holder of our Series D Stock, after the certificate of correction was filed and became effective, we amended and restated the Certificate of Designation of our Series D Stock (the “Series D A&R Certificate”). The Series D A&R Certificate is filed as Exhibit 3.5 to this Form 8-K. The principal changes effected by the Series D A&R Certificate and related board and stockholder resolutions are as follows:

•

In connection with the amendment and restatement of the Series D A&R Certificate, we effected a reverse split of our outstanding Series D Stock by a factor of 1-for-100. No changes were made to the 5 million total shares of “blank check” preferred stock authorized in our Articles. Prior to such reverse split, there were 1,016,014 designated and outstanding. To account for the reverse split, but in order to provide the ability to issue “pay in kind” dividends (as described below) in lieu of cash dividends, we designated 20,000 shares of Series D Stock in the Series D A&R Certificate. In order to maintain the economic rights of the Series D Stock, the definition of “Stated Value” was multiplied by 100, to offset the reverse split factor.

•

The previous cash-dividend rights of the Series D Stock, which accrued and accumulated annually at 8% and would be payable upon either conversion of such stock or if the board declared such dividends, have been amended on a go-forward basis such that in lieu of cash dividends, all dividends will accrue and be payable solely in the form of new shares of Series D Stock, with the number of such shares being equal to the amount of accrued dividends divided by the $70.00 per share stated value of such shares, rounding down any fractional shares.

•

The automatic conversion provisions of the Series D Stock were amended such that uplisting to the NYSE American would not constitute a trigger of automatic conversion unless the weighted average price of our stock price is at least $2.50 per share for 20 consecutive trading days with an average daily trading volume such period equal to or greater than $200,000. The uplisting to the NYSE American in September of 2022 did not result in an automatic conversion because the Company did not issue a conversion notice timely.

•

The restrictions on “variable rate transactions” were amended such an “at-the-market” offering and related agreements would not be a considered a “variable rate transaction” that would require approval of the holders of the Series D Stock.

•	We amended the standard for amending the Series D Stock from 85% to a majority of the Series C Stock.
•	We made conforming changes to enable the issuance of “pay in kind” dividends and made other corrections and clarifications as well as deletions of redundant provisions.

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Series F Preferred Stock:

We withdrew the certificate of designation of our Series F Preferred Stock.  No shares of Series F Preferred Stock have ever been issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restatement of the Articles of Incorporation dated August 11, 2023
3.3	Amended and Restated Series C Certificate of Designation, dated August 11, 2023
3.4	Third Amended and Restated Series C Certificate of Designation, dated August 11, 2023
3.5	Series D Certificate of Correction of Know Labs, Inc., dated August 11, 2023
3.6	Amended and Restated Series D Certificate of Designation, dated August 11, 2023
3.7	Certificate of Withdrawal of Series F Preferred Stock, dated August 11, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KNOW LABS, INC.

Date: August 14, 2023	By:	/s/ Ronald P. Erickson
	Name:	Ronald P. Erickson
	Title:	Chief Executive Officer

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